                                                                   EXHIBIT 10.13

                                SUPPLY AGREEMENT

This Supply Agreement ("Agreement") dated July 1, 2002 is by and between Stereotaxis, a Missouri corporation, having places of business at 4041 Forest Park Ave, St Louis, MO 63108 and Magnet Sales & Manufacturing Inc., ("Supplier), a California corporation, having its place of business at 11250 Playa Court, Culver City, CA 90230.

In consideration of the mutual promises and consideration provided for in the Agreement, the parties agree as follows:

1. GENERAL

1.1 DESCRIPTION OF AGREEMENT PRINCIPLES

This Agreement defines the relationship and requirements between Stereotaxis and Supplier to ensure a consistent supply of Items that meet Stereotaxis' Specifications. Stereotaxis may, from time to time, issue Purchase Orders to Supplier for the purchase of Items. Supplier agrees that it shall, throughout the term of this Agreement, sell and deliver such Items under the terms and provisions of this Agreement. All Items delivered under this Agreement shall comply with the requirements of this Agreement.

1.2 ENTIRE AGREEMENT

This Agreement, including any Exhibits or Attachments which are incorporated by reference into this Agreement, sets forth the entire understanding and agreement of the parties as to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions between the parties as to the subject matter. No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized representative of each party.

1.3 ITEMS COVERED

All Items supplied to Stereotaxis by Supplier will be covered by this Agreement. The list of Items covered by this Agreement is shown in Attachment 1. New Items may be added to Attachment 1 upon mutual written agreement of Stereotaxis and Supplier from time to time.

1.4 DURATION OF AGREEMENT

This Agreement commences on and as of the date of the later of the two signatures shown in Section 13, provided each party shall have executed and delivered one or more counterparts of this Agreement to the other (the "Effective Date").

This Agreement will remain in effect for a term of two (2) years from the Effective Date (the "Initial Term") unless earlier terminated in accordance with its provisions. At any time before expiration of the Initial Term, Stereotaxis may, at Stereotaxis' option, extend the term of this Agreement subject to all other provisions of this Agreement for an additional period of up to 2 years, by notifying Supplier in writing of such extension.

2. CONFIDENTIAL INFORMATION

Both Stereotaxis and Supplier have executed mutual Non-Disclosure Agreements with respect to their respective proprietary and confidential information.

Stereotaxis has developed magnets and control systems that are its intellectual property and proprietary to it.

Supplier has developed manufacturing and assembly methods for such Stereotaxis designed magnets that are its intellectual property and are proprietary to it.

Stereotaxis and Supplier acknowledge such confidential and proprietary information and agree to be bound by the Non-Disclosure Agreements that have been signed and are in force.



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In the event that Supplier becomes unable for any reason to produce and deliver
Items per this Agreement, Stereotaxis may review and purchase from Supplier its intellectual property (as above) at a price of [***].

3. OPERATION OF AGREEMENT

3.1 PURCHASE ORDERS

Stereotaxis will issue firm Purchase Orders for Items, providing Supplier with sufficient lead-time to manufacture Items. Supplier will identify the lead-time to be used for planning purposes by Stereotaxis.

Stereotaxis will provide monthly, rolling six-month delivery forecasts to be used for the purposes of providing guidance to Supplier for scheduling its production and procurement. This is not intended to serve as a purchase commitment.

Stereotaxis does not commit to buy a specific volume of any part number or Item from Supplier, except as detailed in Purchase Orders issued by Stereotaxis to Supplier.

3.2 PURCHASE ORDER CANCELLATIONS AND SCHEDULE PUSH-OUTS

If Purchase Orders are canceled, Supplier may invoice Stereotaxis for all reasonable materials, direct, indirect, and overhead costs incurred to the date of cancellation with a margin of [***], plus reasonable costs for disposal and/or destruction of items that are in completed or semi-completed form, if applicable. Supplier shall provide Stereotaxis with a detailed breakdown of costs incurred, and explain its efforts to mitigate these costs at notice of Purchase Order cancellation. Stereotaxis reserves the right to physically audit Items and WIP for which reimbursement claims have been submitted and to take possession and ownership of Item, WIP and relevant raw materials for which it pays reimbursement claims.

Any amount for reimbursement of costs associated with excess, obsolete or cancelled Items shall be paid as if such claim were an invoice pursuant to
Section 5.

Purchase Order delivery schedules may be modified upon mutual written agreement. Specific time fences will be mutually established to allow quantity changes to be made and the charges associated with each time fence will be established. However Stereotaxis may not delay the delivery date of items against any Purchase Order by more than six (6) months from the original delivery dates without incurring holding costs.

3.3. DISPOSAL OF MATERIALS RELATING TO PURCHASE ORDER CANCELLATIONS

Supplier agrees to physically dispose of all excess and obsolete Items as directed by Stereotaxis' authorized purchasing representative. Excess and obsolete Items that are to be delivered to Stereotaxis' facilities must be delivered in accordance with the requirements of this Agreement and/or any supplemental instructions provided by Stereotaxis' authorized purchasing representative. In lieu of delivery to Stereotaxis, Stereotaxis may require that Supplier destroy or otherwise scrap these Items so that they are non-functional. Supplier agrees to destroy or otherwise scrap these Items in a manner that is satisfactory to Stereotaxis and to provide Stereotaxis with a certification of destruction and/or evidence of proper disposal of such Items. Costs for the disposal or destruction of such Items (including costs for demagnetization if necessary) shall be reimbursed to Supplier as in 3.2 above.

3.4 DELIVERY REQUIREMENTS

Supplier will manufacture, sell and deliver all Items to Stereotaxis for which a Purchase Order has been issued subject to the other provisions of this Agreement. Shipments to Stereotaxis, or to other locations specified by Stereotaxis, by Supplier will be delivered in the correct quantities ordered by Stereotaxis.


[*** Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]


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3.5 PERFORMANCE CONSTRAINTS

Supplier is responsible for anticipating (1) any inability on its part to perform its obligations and (2) any limitations in meeting the objectives of this Agreement with regard to manufacturing, delivery and other required performance. Supplier is also responsible for informing Stereotaxis when such constraints will occur and initiating action plans to resolve them. Typical constraints might include, but are not limited to:

         (a)      Quality problems

         (b)      Capacity/production problems

         (c)      Sub-tier supplier supply-chain management problems

         (d)      Other business issues

3.6 RESOLUTION OF PERFORMANCE CONSTRAINTS

Supplier will notify the Supplier Account Team Lead as soon as a constraint is identified and promptly advise Stereotaxis of an action plan to resolve the constraint without impacting Supplier's performance obligations under this Agreement.

3.7 PACKAGING REQUIREMENTS

Supplier will have all Items packaged "ready for use" in accordance with Stereotaxis' packaging specifications. Packaging specifications shall be supplied by Stereotaxis for each type of shipment to be made by Supplier (for example, via truck, via sea freight, or via airfreight). Supplier will mark and identify every Item in compliance with Stereotaxis' part marking identification specifications and requirements. In addition, Stereotaxis may require and specify specific fit-for-use packaging for certain Items and/or deliveries.

3.8 TRANSPORTATION REQUIREMENTS

Supplier must include a valid packing slip number or package ID on each package or shipment.

Supplier shall ship all Items "F.O.B. Origin". Stereotaxis will specify the applicable destination point, which may be a Stereotaxis Facility or another location. Supplier shall ship all Items in accordance with Stereotaxis' Routing Guide, including use of approved carriers. In the absence of such a Routing Guide, Supplier shall select appropriate carriers for shipment of Items. Supplier shall produce and ship all Items to accomplish delivery of all Items at the applicable destination point on time.

Stereotaxis may require, from time to time, the Supplier to ship to locations outside of the United States of America. Supplier will prepare the export paperwork and be the exporter of record. Supplier must utilize Stereotaxis' preferred carriers for the export of the Items. Stereotaxis will pay the freight charges based on Stereotaxis' rates with its preferred carriers. Stereotaxis will be responsible for importing the goods into the destination country.

3.9 FREIGHT AND DELIVERY COSTS

All freight and delivery costs for Items shall be specified as "Freight Prepaid" on bills of lading, to be paid directly by Supplier and billed to Stereotaxis.

3.10 TITLE AND RISK OF LOSS

For all Items shipped Stereotaxis shall bear all risk of loss as to such Items while in transit. For those Items where Stereotaxis has provided prior written agreement that Supplier will ship Items using Supplier owned trucks, Supplier shall bear all risk of loss as to all such Items while in transit and continuing until Stereotaxis or its designee has received the Items at the specified destination point and Stereotaxis has acknowledged receipt of the Items.



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4. QUALITY REQUIREMENTS

4.1 CERTIFICATIONS AND ACCEPTANCE TESTS

Supplier agrees to certify that Items have passed all production acceptance tests and configuration requirements as specified by Stereotaxis and to provide to Stereotaxis, if required, raw materials certifications for all magnet materials used in Items, a Certificate of Conformance and documentary evidence of passing any specified Acceptance Test Procedures.

4.2 QUALITY REQUIREMENTS DOCUMENT

Stereotaxis will develop a quality requirements document for each Item pursuant to this Agreement, defining all quality requirements and including all applicable elements of the Item (a "Quality Requirements Document"). Supplier will provide reasonable assistance to Stereotaxis in its development of a Quality Requirements Document. Supplier agrees to comply with all quality requirements defined by such Quality Requirements Document.

4.3 QUALITY SYSTEM

Supplier's quality system must be in compliance with ISO 9000. Certification to ISO 9000 is desired.

4.4 QUALITY PROBLEMS

Should Stereotaxis identify a quality issue or problem on a component or subassembly and request Supplier to implement containment action on the part failure, Supplier shall, within 3 business days after receipt of Stereotaxis' request, deliver to Stereotaxis a documented containment plan. Stereotaxis will review the proposed plan and will promptly notify Supplier of acceptance or revisions to the plan. Upon acceptance of the containment plan Supplier shall commence implementation of plan and diligently proceed with implementation of plan to completion. Supplier will substantiate this containment plan with a closed loop corrective action identifying a permanent fix. Additionally, Supplier will implement a preventative action plan, as necessary, to prevent the occurrence of a quality issue or problem on a component or subassembly.

4.5 SUPPLIER AUDITS

At its option, Stereotaxis may conduct audits to ensure a high level of quality of parts and assemblies purchased from Supplier. Such audit may include product, process and/or system audits.

4.6 SOURCE INSPECTION

All Items purchased under this Agreement may be subject to source inspection and test by Stereotaxis at Supplier's facilities at any time, including during the period of manufacture and anytime prior to Stereotaxis' final acceptance. Supplier will provide all reasonable facilities and assistance for the safety and convenience of Stereotaxis' inspectors at no charge to Stereotaxis. The parties may agree to conduct source inspection and test at an alternate location. No preliminary inspection or test shall constitute acceptance. Records of all inspection work shall be kept complete and available to Stereotaxis during performance under this Agreement and for such further period as Stereotaxis may determine. Performance of source inspection does not constitute acceptance of the Items nor waive Supplier's responsibility for any defects that might subsequently be identified by Stereotaxis or its customers.

4.7 SUB-TIER SUPPLIER QUALITY CONTROL

Supplier agrees to provide Stereotaxis with a quality plan for the selection, control and maintenance of its sub-tier suppliers (which shall include special process suppliers). The quality plan will include requirements for Supplier to conduct periodic quality testing of sub-tier supplier parts and to validate compliance with Stereotaxis' Specifications. Supplier shall demonstrate compliance to its quality plan by (i) establishing and maintaining an approved supplier list of sub-tier suppliers that have passed an on-site quality audit and (ii) confirming that there are no open corrective actions resulting from Supplier's audit of sub-tier suppliers. Supplier will, upon Stereotaxis' request, provide evidence that Supplier quality representatives have conducted periodic sub-tier supplier on-site audits and have confirmed with sub-tier suppliers that all sub-tier supplier corrective actions resulting from Supplier quality audits are closed in a timely manner. At



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Stereotaxis' request, Supplier will ensure Stereotaxis' access to any sub-tier supplier facility for the purpose of conducting on-site quality audits of such sub-tier supplier.

4.8 ITEM QUALITY CONTROL

Supplier agrees to provide Stereotaxis with a quality plan that will include a timeline showing critical milestones for the implementation of all the requirements of the Quality Requirements Document. Periodic assessment of this quality plan may be conducted by Stereotaxis' quality organization to ensure conformance to requirements.

4.9 FIRST ARTICLE INSPECTIONS

First Article inspections for Items shall be conducted by Supplier in compliance with the Quality Requirements Document.

A new component, a component with revised drawings, or components manufactured after a change in Supplier's manufacturing location or other changes as delineated in the Quality Requirements Document, must have a First Article of such component evaluated and accepted by Supplier, prior to incorporation into Items. Supplier will maintain a First Article qualifications/evidence data file with content as defined by Stereotaxis for the components. Stereotaxis may conduct a First Article validation on any subassembly or component at any time.

5. PAYMENT

5.1 DEPOSITS

In recognition of the complexity of the Items to be produced and the long lead-times associated with production of Items, Stereotaxis agrees that certain deposits shall be made upon placement of Purchase Orders and upon completion of certain milestones. Such deposits and their application to invoices are detailed in Attachment 2.

5.2 INVOICES

All invoices must be sent directly to Stereotaxis' Accounts Payable Department. Invoices shall contain the following information: Purchase Order number, Item number, description, sizes, quantities, unit prices, and extended totals in addition to tax amounts and any other information requested. Stereotaxis' payment of an invoice or other account does not in itself represent unconditional acceptance of Items and Stereotaxis may revoke acceptance at any time until final inspection and acceptance of Items. All payments made prior to receipt, inspection, and final acceptance by Stereotaxis will be subject to adjustment for errors, shortages, non-conformities or defects. Stereotaxis shall not be required to elect among its remedies, including revocation of acceptance and remedies for breach of warranty or non-conformity.

5.3 PAYMENT TERMS

Payment will be made net forty-five (45) days from receipt of invoice, in form and substance acceptable to Stereotaxis. Supplier shall generate invoices upon evidence being sent to Stereotaxis of satisfactory completion of Acceptance Test Procedure on Items.

Stereotaxis may request Supplier to store completed Items until Supplier is instructed to ship Items to locations specified by Stereotaxis.

5.4 METHOD OF PAYMENT

Stereotaxis is authorized by Supplier to make payments under this Agreement by either check or electronic funds transfer. Supplier will provide Stereotaxis with the required bank routing coordinates and other information that may be required by Stereotaxis to establish electronic funds transfer capability. All payments will be made in United States currency.

Supplier shall quote all prices in US dollars; prices for foreign manufactured Items will not be adjusted to reflect changes in the exchange rate.



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5.5 EFFECT OF PAYMENT

The time and method of payment shall not alter the time at which title to Items passes to Stereotaxis nor shall it preclude revocation of acceptance as permitted by law. As to Items that are non-conforming, Stereotaxis may revoke acceptance, recover and offset or adjust payments in respect of such Items, and return same to Supplier, in which case title shall revert to Supplier, or Stereotaxis may enforce any of its other remedies for non-conforming Items, including warranty remedies.

6. PRICING FRAMEWORK

Attachment 1 contains Contract Prices for all Items.

Any remaining balance of undelivered Items on open Purchase Orders as of the date of this Agreement will not become subject to the Contract Prices on the Effective Date of this Agreement.

Specific circumstances may result in mutual review and mutually agreed written changes of Agreement terms, including Contract Prices. These circumstances include, but are not limited to:

         (a) Volume increases or decreases resulting in an increase or decrease in the value of the Agreement value of over [***] (subsequent to completion of negotiations on the existing prices);

         (b) Addition or subtraction of Items to the Agreement increasing or decreasing the value of the Agreement over [***];

         (c)      Cost reductions/savings in Supplier's performance plan; and

         (d) Changes in market prices for equivalent materials and services.

Unless otherwise indicated, prices are exclusive of all city, state and federal taxes. Any taxes which Supplier may be required to pay or collect under any existing or future law upon or with respect to the sale, purchase delivery, storage, processing, use or consumption of any of the material covered hereby, including taxes upon or measured by the receipts from the sale, thereof, shall be for the account of Stereotaxis and Stereotaxis shall promptly pay such amount to Supplier upon demand.

Both Stereotaxis and Supplier will separately and jointly work towards identifying process and product changes that will reduce cost. Supplier will participate in benefits of cost savings under Contract Prices so as to preserve a commercially reasonable profit margin to Supplier.

7. TECHNICAL ISSUES

7.1 ENGINEERING CHANGE ORDERS

Stereotaxis may change its drawings, design, and Specifications at any time and generate a proposed Engineering Change Order (ECO). A Stereotaxis supplier engineer will review with Supplier all proposed ECO's that affect the form, fit, or function of Items. Stereotaxis will provide, in writing, approved ECO's indicating the effective dates of all changes. Unless otherwise notified, Stereotaxis' receiving inspection will inspect to the latest revision in effect at the time of receipt of Items.

Supplier may submit requests for engineering changes to an Item, submitting the proposed change and reasons for change. Reasons for change may include but are not limited to:

         (a)      Manufacturability of Items

         (b)      Cost reduction opportunities

         (c)      Enhanced reliability of Items

         (d)      Safety of manufacture, transportation or use of items

Such changes may include without limitation changes in component parts, testing or manufacturing procedures or cosmetic changes.

[*** Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

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Supplier shall request any such engineering changes via a detailed letter and shall submit such request to Stereotaxis designated buyer who shall submit such request to the appropriate Stereotaxis engineering personnel.

The Supplier shall not implement any changes (and Supplier shall not ship any Items with any such changes) until written permission to proceed is given by Stereotaxis' authorized purchasing representative and the Purchase Order is modified accordingly.

7.2 TOOLING

Any tooling which is built or procured by Supplier and which is unique to the Items and/or relevant to the manufacture, testing, maintenance, repair or troubleshooting of Items and has not previously been charged to Stereotaxis will, upon Stereotaxis' request, be sold to Stereotaxis by Supplier at [***].

Supplier agrees to provide a separate line Item quote for tooling. Stereotaxis will, upon its agreement to a quote for tooling, pay for the tooling cost separately. Title to any non-unique tooling shall remain with Supplier, unless required to allow production continuation as described in Section 2.

Supplier shall not at any time use the tools (including test fixtures) furnished by or purchased from or by Stereotaxis ("Stereotaxis tooling") for the production of goods for persons other than Stereotaxis or in any manner other than in performance of this Agreement without Stereotaxis' written approval. Supplier will use commercially reasonable best efforts to maintain the Stereotaxis tooling in good condition and repair and to provide all necessary calibration services for the Stereotaxis tooling. Stereotaxis and Supplier agree to execute a tooling loan agreement as set out in Attachment 3 for any Stereotaxis tooling in Supplier's possession. Supplier will be responsible for obtaining the requisite insurance coverage and conducting appropriate inspections for such loaned tooling.

7.3 DESIGN CHANGES

For the term of this Agreement, Supplier will not make changes to the design of any Item that may alter the Specifications, form, fit, function or manufacturing process of such Items, without first submitting a detailed written description of proposed changes to Stereotaxis' authorized representative. Supplier may make such authorized design changes only upon obtaining prior written approval from Stereotaxis' authorized purchasing representative and modification of Purchase Orders relating to the Item in question.

If Stereotaxis' design changes affect the pricing, delivery, lead-time, or other terms and conditions of this Agreement and the parties cannot agree upon alternate terms, then Stereotaxis may remove the affected Items from this Agreement without affecting the remaining Items.

7.4 PROCESS CHANGES

Supplier agrees to inform Stereotaxis of any process or sub-tier supplier changes to Items, including without limitation any changes in the manufacturing process of a sub-tier supplier, even when Specifications are being met. Supplier must receive approval in writing from Stereotaxis before implementing such changes.

7.5 SUPPLIER'S SUBCONTRACTS

Supplier shall not subcontract for components, processes or completed or substantially completed Items supplied to Stereotaxis without prior written approval from Stereotaxis. Supplier will ensure that all sub-tier suppliers of Supplier who have access (directly or indirectly) to Stereotaxis' specifications or internal Stereotaxis data or other Confidential Information will sign and be governed by an Non-Disclosure Statement (NDA) that is similar in form and substance to Stereotaxis' NDA with Supplier. Approval by Stereotaxis of a subcontractor selected by Supplier shall not alter Supplier's obligations to Stereotaxis.

[*** Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]


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7.6 FIRST ARTICLE AND SOURCE INSPECTIONS

First Article and Source Inspections shall be conducted in compliance with the quality provisions of this Agreement (Section 4).

7.7 PRODUCT SUPPORT

Supplier agrees to maintain capability to provide Items and technical and service support to Stereotaxis for all of the Items for a minimum of five (5) years from the date of final shipment of an Item to Stereotaxis. Alternatively, the parties may agree to establish a product support period of less than five
(5) years, provided that Supplier agrees to sell to Stereotaxis as part of such alternative a non-exclusive, irrevocable, royalty free, worldwide and transferable license of intellectual property to make, or have made the Items, in a form and on terms acceptable to Stereotaxis.

8. NONCONFORMANCE

8.1 SUPPLIER NON-CONFORMANCE AND CORRECTIVE ACTION

All Items are warranted to meet all applicable Stereotaxis Specifications as stated in this Agreement (including all Attachments, technical Specifications and manufacturing work instructions). Supplier will replace or repair defective Items at Supplier's expense within the time period necessary to meet Stereotaxis' production requirements. Supplier is required to use the most expeditious manner possible to effect the corrections; at Stereotaxis' request, in certain circumstances, Suppliers may be asked to provide new Items in lieu of repairing a part to ensure immediate corrective action or credit for the failed part.

Stereotaxis will notify Supplier of defects and obtain a Return Material Authorization number from the Supplier. Stereotaxis will then return the Item to the Supplier together with a discrepant material report ("DMR"). Supplier will promptly respond as appropriate to meet the production or repair requirements of Stereotaxis. A corrective action process to resolve nonconformance will be documented and used by the parties. In addition, Supplier will participate in continuous improvement plans and programs as defined by Stereotaxis and Supplier.

Should any Item fail to conform to the Specifications established in this Agreement, in addition to any other remedies in this Agreement, Stereotaxis may purchase products comparable to the items or substitutes for Items in the open market or from other suppliers as necessary to meet its requirements.

8.2 STEREOTAXIS NON-CONFORMANCE AND CORRECTIVE ACTION

Stereotaxis will, at its option, return at its expense Items that do not conform to Stereotaxis' requirements due to Stereotaxis' errors. These Items will be returned to Supplier for repair or potential rework. Stereotaxis and Supplier will agree in advance of repairs on "standard" repair costs (labor, Items and freight) for Items not covered under warranty.

Prior to Supplier's return of a repaired Item to Stereotaxis, Supplier will mark such Item with Stereotaxis' part number, and serial number. Stereotaxis shall bear the risk of loss or damage during transit of repaired or reworked Items whether or not the Items meet warranty or other requirements.

8.3 WARRANTY

Supplier warrants (a) that, for a period of 12 months from delivery to Stereotaxis, all Items delivered to Stereotaxis (i) will be free from defects in workmanship, material, and manufacture, (ii) will comply with the requirements of this Agreement, and (iii) to the extent design is Supplier's responsibility, will be free from defects in design and (b) that all services will be performed in a competent, professional and workmanlike manner, free from defects and in accordance with the best professional practices in the industry. Supplier further warrants that all Items purchased or repaired will consist of new materials (not used, recycled or of such age as to impair its



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usefulness or safety, except as may be approved in advance by Stereotaxis).
These warranties are in addition to all other warranties, whether expressed or implied, and will survive any delivery, inspection, acceptance, or payment by Stereotaxis. If any Items delivered by Supplier do not meet the warranties specified herein or otherwise applicable, Stereotaxis may, at its option, take one or more of the following actions and/or any other action permitted by law or equity:

         (i) Require Supplier to correct at no cost to Stereotaxis any defective or nonconforming Items by repair or replacement;

         (ii) Return such defective or nonconforming Item at Supplier's expense to Supplier and recover from Supplier the purchase price thereof; or

         (iii) Notify the Supplier that Stereotaxis will correct the defective or nonconforming Item itself and charge Supplier with the reasonable cost of such correction.

Stereotaxis' approval of Supplier's material or design will relieve Supplier of the warranties established in this agreement. If Stereotaxis waives any drawing or specification requirement for one or more of the Items, it will not constitute a waiver of all requirements for the remaining Items to be delivered unless stated by Stereotaxis in writing.

9. TERMINATION

9.1 TERMINATION BY STEREOTAXIS

This Agreement may be terminated by Stereotaxis if:

         a) Supplier fails to perform its obligations to deliver Items that meet the specifications agreed upon by Stereotaxis and Supplier, and fails to cure such deficiencies within 30 days of Stereotaxis' written notice;

         b) Supplier fails to perform its obligations to deliver Items within the agreed upon delivery schedule, for reasons that are within its control, and fails to cure such deficiencies within 30 days of Stereotaxis' written notice; or,

         c) Supplier fails to meet documented market prices received from other potential suppliers that are capable of producing Items, with terms, conditions, and specifications being materially the same as those offered by Supplier. In this case, Stereotaxis will provide Supplier evidence of market pricing, name the potential competition, provide Supplier with evidence of potential supplier's capability to produce Items, and allow Supplier 30 days to study its own cost model in order to respond to such pricing.

9.2 TERMINATION BY SUPPLIER

This Agreement may be terminated by Supplier if:

         a) Stereotaxis fails to make payments as they become due (provided such payments are not subject to bona fide dispute) and fails to cure such breach of this Agreement within 30 days of receipt of written notification by Supplier. By termination the Agreement for this reason, Supplier does not relinquish its rights under law to collect payments as properly due. In this case, Supplier reserves the right to charge a financing charge of 1.5% per month until amounts properly due are collected.

9.3 NOTICE AND PERIOD TO CURE

Stereotaxis and Supplier shall each provide the other with notice of any of the termination events described above and provide the other with an opportunity to cure such default within 30 days or within such other time period as the parties may mutually agree.



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10. AMENDMENTS AND MODIFICATIONS

Amendments or revisions to this Agreement must be in writing, signed by both Stereotaxis and Supplier duly authorized representatives, traced by revision numbers and attached to this original Agreement. The master copy of this Agreement and any revisions are to be maintained by Stereotaxis and Supplier. Captions in this Agreement are for the convenience of the parties only and shall not affect the interpretation or construction of this Agreement. The provisions of this Agreement (including Exhibits and Attachments) shall be construed as a whole, each supplementing the other. In the event any provision of this Agreement is held to be invalid or unenforceable, such provision shall be severed from the remainder of this Agreement, and such remainder will remain in force and effect. This Agreement, including also any Purchase Order issued for Items, shall control over any invoice, delivery ticket, or other document issued by Supplier, and Supplier's acceptance of this Agreement shall constitute agreement to the terms set out in this Agreement.

11. LIABILITY

11.1 SUPPLIER ASSUMES NO LIABILITY ON USE OF ITEMS

Stereotaxis unconditionally releases Supplier, its raw material suppliers, and other sub-tier suppliers from all liabilities that may occur in the use of Items by Stereotaxis for whatever purpose.

SUPPLIER ASSUMES NO LIABILITY FOR CONSEQUENTIAL DAMAGES. UNDER NO CIRCUMSTANCES SHALL SUPPLIER BE LIABLE TO STEREOTAXIS OR ANY OTHER PERSON FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES BASED UPON USE OF ITEMS FOR WHATEVER PURPOSE, LOST GOODWILL, LOST SALES OR PROFITS, WORK STOPPAGES, DELAY WHETHER ARISING OUT OF BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE OF OTHERWISE, and in any case, Supplier's liability for any and all losses and damages sustained by the Stereotaxis and others, arising out of or by reason of this Agreement shall not exceed the original purchase price of the products upon which liability is founded.

11.2 FORCE MAJEURE.

Failure of Supplier to deliver hereunder, or delay in making shipments, if occasioned by fire, explosion, flood, earthquake, war, riots, insurrection, civil disturbance, accident, storm, interruption or delay in transportation, shortage, strike or other labor dispute, inability to obtain materials and supplies, acts of government, any act of God, or any other causes of like or different character beyond Supplier's control shall not subject Supplier to any liability to Stereotaxis.

12. NOTICES

Revisions, updates or other amendments or modifications to this Agreement (including Exhibits and Attachments) may be communicated via memos sent by mail, fax or e-mail, or by other electronic transaction means, where authorized, to the individuals listed below. Each party shall advise the other in writing of any change to such party's contact persons.

All notices shall be delivered as follows:

If to Supplier:
Anil Nanji
Magnet Sales & Manufacturing Inc.
11250 Playa Court
Culver City CA 90230
Phone: 310-391-7213
Fax:310-390-4357
E-Mail:aniln@magnetsales.com

If to Stereotaxis
Contact Name:
Attention: Chief Financial Officer;
Attention: Messrs. Jim Eby and Doug Bruce
Address: 4041 Forest Park Avenue
         St. Louis, MO. 63108
Phone: 314-615-6924
Fax: 314-615-6948
E-Mail:


13. ACCEPTANCE

The signature below show acceptance of this Agreement in its entirety by Stereotaxis and Supplier.


Stereotaxis:                       Magnet Sales & Manufacturing Inc. (Supplier):

/s/ NICOLA YOUNG                    /s/ ANIL NANJI

Signature NICOLA YOUNG             Signature
Its CFO                            Its President
Dated: 6/17/03                     Dated: 7-01-03

                                  ATTACHMENT 1
                    DESCRIPTION OF ITEMS AND PRICING SCHEDULE

PRICING SCHEDULE

STEREOTAXIS
ITEM NUMBER      REVISION            DESCRIPTION          QUARTER    VOLUME      UNIT PRICE
------------     --------      ----------------------     -------    -------     ----------
635-003701-1        -          Assy, Permanent Magnet      Q4-03     [***]          [***]
635-003701-1        -          Assy, Permanent Magnet      Q1-04     [***]          [***]
635-003701-1        -          Assy, Permanent Magnet      Q2-04     [***]          [***]
635-003701-1        -          Assy, Permanent Magnet      Q3-04     [***]          [***]
635-003701-1        -          Assy, Permanent Magnet      Q4-04     [***]          [***]

DELIVERY SCHEDULE FOR FIRST PURCHASE ORDER - Q4-03 & Q1-04

QTY TO DELIVER       DELIVERY DATE      QTY TO DELIVER        DELIVERY DATE
--------------       -------------      --------------        -------------
    [***]                [***]               [***]                [***]
    [***]                [***]               [***]                [***]
    [***]                [***]               [***]                [***]
    [***]                [***]               [***]                [***]
    [***]                [***]
    [***]                [***]

The above "Description of Items and Pricing Schedule" is intended to portray a schedule of Stereotaxis' intent of procurement and an integrated Magnetics commitment to pricing based on that intent. Stereotaxis will place an original Purchase Order for the Q4-03 and Q1-04 quantities and pricing for a total of [***] magnets for a total price of [***]. As time passes and deliveries are made, Stereotaxis intends to place additional purchase orders based on updated forecasts and requirements, but specific purchase orders will be released to firm those commitments. Stereotaxis will maintain purchase order commitments to cover periods not less than the following:

Magnet material commitments for 5 months in the future and completed magnet assembly commitments of 5 months in the future. For example when the delivery date of the last magnet on purchase order is five (5) months away, Stereotaxis will place a purchase order for additional magnet material to cover at least 1 more month worth of magnets. When the delivery date of the last magnet on purchase order is three (3) months away, Stereotaxis will place a purchase order for additional magnets to cover at least 1 more month worth of magnets. If finished magnets are not ordered to consume the committed magnet material within a period of four (4) months, Stereotaxis will pay for the committed material.

Stereotaxis may adjust the quantity of magnets on purchase order to correspond to the requirements of sales orders. Deliveries may be delayed up to six (6) months from the above schedule (i.e., deliveries could be rescheduled out through [***]). Changes in delivery shall require a minimum of three (3) months notice, Pricing of the magnets will correspond to the quarter in which they are scheduled for delivery on the purchase order, provided that the quantities ordered are within 20% of the quantities forecasted. Magnets that are scheduled for delivery in 2005 shall be priced at the Q4-04 price in the table above.

CREDITS

Stereotaxis shall receive a credit of [***] for each complete magnet crate that is returned to Supplier. Partial magnet crates shall be saved until a complete crate can be assembled, at which time Stereotaxis shall receive the [***] credit.


[*** Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

                                  ATTACHMENT 2
       DEPOSIT AMOUNTS, SCHEDULE, AND APPLICATION OF DEPOSITS TO INVOICES

  PURCHASE ORDER
      VALUE                    DEPOSIT         WHEN PAID
-------------------           ---------       -----------
  Q4-03 and Q1-04
  quantities and                 [***]        Upon Order
      pricing


APPLICATION OF DEPOSIT AMOUNTS:

Deposit amounts shall be applied to invoices for the first [***] magnets of this agreement at a rate of [***] per magnet.

[*** Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

                                  ATTACHMENT 3
             STEREOTAXIS OWNED TOOLING LOAN AGREEMENT WITH SUPPLIER

Stereotaxis may, at its option, loan Supplier special tooling, owned by Stereotaxis, in order to assist in the manufacture, assembly, inspection, or test of Items. Supplier shall be responsible for storing such tooling safely in a manner that shall preserve its functionality. Supplier shall be responsible for maintaining such tooling per instructions of Stereotaxis or manufacturer of tooling as appropriate. Supplier shall be responsible for providing adequate insurance coverage for such tooling in case of loss or damage. All such tooling shall be clearly marked with a tag showing the part number, revision, date received, and that it is owned by Stereotaxis.

Stereotaxis may at any time audit the condition of such loaned tooling to ensure that it is stored and maintained in an acceptable manner.

Supplier shall reimburse Stereotaxis if such tooling is lost or damaged while in Supplier's possession, unless damage has occurred upon use of tooling at Stereotaxis' specific instructions.